UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2017

THE WILLIAMS COMPANIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2017, The Williams Companies, Inc. entered into Amendment No. 1 and Extension Agreement with Citibank, N.A., as administrative agent, and certain lenders named therein (the “WMB Amendment”) to, among other things, extend the scheduled maturity date for the extending lenders to February 2, 2021. The foregoing description of the WMB Amendment is qualified by reference to the WMB Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

On November 17, 2017, Williams Partners L.P., Northwest Pipeline LLC, and Transcontinental Gas Pipe Line Company, LLC entered into Amendment No. 2 and Extension Agreement with Citibank, N.A., as administrative agent, and certain lenders named therein (the “WPZ Amendment”) to, among other things, extend the scheduled maturity date for the extending lenders to February 2, 2021. The foregoing description of the WPZ Amendment is qualified by reference to the WPZ Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 and Extension Agreement, dated as of November 17, 2017, by and among The Williams Companies, Inc., the lenders party thereto and Citibank, N.A.

10.2	Amendment No. 2 and Extension Agreement, dated as of November 17, 2017, by and among Williams Partners L.P., Northwest Pipeline LLC, and Transcontinental Gas Pipe Line Company, LLC, the lenders party thereto and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Robert E. Riley
Robert E. Riley
Assistant Corporate Secretary

DATED: November 22, 2017